CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Intermediate Tax-Free Fund's 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Intermediate Tax-Free Fund Post-Effective Amendment No. 15 to Registration Statement File No. 33-7592 and Amendment No. 15 to Registration Statement File No. 811-4768.




                                       ARTHUR ANDERSEN LLP




Boston, Massachusetts
April  24, 1997